EXHIBIT 10.14(a)

FIRST AMENDMENT TO
CONTINENTAL AIRLINES, INC.
LONG TERM INCENTIVE AND RSU PROGRAM

(As Amended and Restated Through October 15, 2007)

WHEREAS, the Continental Airlines, Inc. Long Term Incentive and RSU Program, as Amended and Restated through October 15, 2007 (the "Program"), has heretofore been adopted by the Human Resources Committee (the "Committee") of the Board of Directors of Continental Airlines, Inc. (the "Company") to implement in part the Performance Award provisions of the Continental Airlines, Inc. Incentive Plan 2000; and

WHEREAS, the Committee is authorized to amend the Program; and

WHEREAS, the Committee desires to amend the Program in certain respects;

NOW, THEREFORE, the Program shall be amended as follows, effective as of January 1, 2008:

1. Section 6.3(b) of the Program shall be deleted and the following shall be substituted therefor:

"(b) Profit Based RSU Awards.

(i) Awards with a Profit Based RSU Performance Period that began prior to January 1, 2008. The provisions of this Section 6.3(b)(i) shall apply only to Profit Based RSU Awards with respect to which the Profit Based RSU Performance Period began prior to January 1, 2008. Except as provided in Section 6.4(b) and except as specifically provided in a Participant's employment agreement or retirement agreement with the Company, if during a Profit Based RSU Performance Period with respect to which a Participant has received an Award (or after such Performance Period has ended but prior to the date such Participant has received all payments to which such Participant may have otherwise been entitled to under Section 6.2(b) if such Participant had continued to be employed by the Company), such Participant dies or becomes Disabled or Retires, then, as to such Participant only, such Participant shall receive payments in the amounts and at the times specified in Section 6.2(b) determined as if such Participant had remained continuously employed by the Company until the applicable payment date, except that:

(A) each such payment shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant's commencement of participation in the Program for the relevant Profit Based RSU Performance Period and ending on the date such Participant died, became Disabled or Retired, and the denominator of which is the number of days in the period beginning on the first day of the relevant Profit Based RSU Performance Period and ending on the date of the applicable payment under Section 6.2(b); and

(B) no payments shall be made to or for the benefit of such Participant with respect to any Profit Based RSU Performance Target that is achieved with respect to a Fiscal Year that begins after the date of such Participant's death, Disability or Retirement.

Notwithstanding the foregoing, except as specifically provided in a Participant's employment agreement or retirement agreement with the Company, (1) if a Change in Control occurs after the date of such Participant's death, Disability or Retirement, then each payment to which such Participant may still be entitled to pursuant to the preceding provisions of this Section 6.3(b)(i) as of the date of such Change in Control that has not previously been paid to such Participant shall be paid to such Participant within five business days after the date of such Change in Control, and (2) each such payment shall be determined in the manner described in such provisions, except that (x) the denominator of the fraction described in clause (A) above shall be determined based upon the earliest date after such Change in Control on which such payment could have otherwise been paid under Section 6.2(b) and (y) the amount of such payment shall be based on the Market Value per Share as of the date of such Change in Control (rather than as of the date specified in Section 6.2(b)).

(ii) Awards with a Profit Based RSU Performance Period that began on or after January 1, 2008. The provisions of this Section 6.3(b)(ii) shall apply only to Profit Based RSU Awards with respect to which the Profit Based RSU Performance Period began on or after January 1, 2008. Except as provided in Section 6.4(b) and except as specifically provided in a Participant's employment agreement or retirement agreement with the Company, if during a Profit Based RSU Performance Period with respect to which a Participant has received an Award (or after such Performance Period has ended but prior to the date such Participant has received all payments to which such Participant may have otherwise been entitled to under Section 6.2(b) if such Participant had continued to be employed by the Company), such Participant dies or becomes Disabled or Retires, then, as to such Participant only, such Participant shall receive a payment on the Applicable Specified Payment Date (as defined below) in an amount equal to the aggregate remaining individual payments (each, an "Individual Payment") that such Participant would have otherwise received with respect to such Award pursuant to the provisions of Section 6.2(b) determined as if such Participant had remained continuously employed by the Company until the applicable payment date and assuming that the Cash Hurdle applicable to each such Individual Payment was achieved at the earliest relevant time, except that:

(A) each such Individual Payment shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant's commencement of participation in the Program for the relevant Profit Based RSU Performance Period and ending on the date such Participant died, became Disabled or Retired, and the denominator of which is the number of days in the period beginning on the first day of the relevant Profit Based RSU Performance Period and ending on the earliest date after the date such Participant died, became Disabled or Retired as of which payment of such Individual Payment could have been made under Section 6.2(b) (determined based upon the assumption that the Cash Hurdle applicable to such payment was satisfied); and

(B) no payments shall be made to or for the benefit of such Participant with respect to any Profit Based RSU Performance Target that is achieved with respect to a Fiscal Year that begins after the date of such Participant's death, Disability or Retirement.

For purposes of the preceding sentence, the "Applicable Specified Payment Date" means, with respect to each relevant Profit Based RSU Performance Period, the Specified Payment Date next occurring (and for which the Cash Hurdle was actually achieved) with respect to such Performance Period after the Fiscal Year in which the Participant died, became Disabled or Retired.

Notwithstanding the foregoing, except as specifically provided in a Participant's employment agreement or retirement agreement with the Company, (1) if a Change in Control occurs after the date of such Participant's death, Disability or Retirement, then each payment to which such Participant may still be entitled to pursuant to the preceding provisions of this Section 6.3(b)(ii) as of the date of such Change in Control that has not previously been paid to such Participant shall be paid to such Participant within five business days after the date of such Change in Control, and (2) each such payment shall be determined in the manner described in such provisions, except that the amount of such payment shall be based on the Market Value per Share as of the date of such Change in Control (rather than as of the date specified in Section 6.2(b))."

2. As amended hereby, the Program is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Committee has executed this instrument on this 20th day of February, 2008.

CONTINENTAL AIRLINES, INC.

By: /s/ Jeffery A. Smisek

Jeffery A. Smisek

President